UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2007
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Capital Growth Systems, Inc.
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(Exact Name of Registrant as Specified in Its Charter)

Florida --------------------------------------	0-30831 -------------------------------	65-0953505 ----------------------------
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 S. Wacker, Suite 300
Chicago, Illinois 60606
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(Address of Principal Executive Offices, Including Zip Code)

(312) 673-2400
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(Registrant's Telephone Number, Including Area Code)

Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 5, 2007 Capital Growth Systems, Inc., a Florida corporation (the “Company”) retained Jim McDevitt, to serve as senior vice president-finance, chief financial officer, secretary and treasurer of the Company. For the past 4 months Mr. McDevitt has served as a special assistant to the Company’s executive team, assisting in all aspects of its financial analysis, accounting and reporting functions. Mr. McDevitt’s compensation will be at a base rate of $175,000 per annum and he will be eligible for bonus compensation and participation in equity incentives of the Company.

Mr. McDevitt has served as a Managing Director of Whitehawk Partners, LLC from 2004 to the present date, providing management services to business enterprises. Engagements included serving as CFO and Chief Compliance Officer to a registered investment advisor. From 2000 to 2004 he established the financial, administrative, compliance and control functions as vice president for Traffic.com, which received debt and equity financings cumulating over $150 million and became an SEC registrant. From 1997 to 1999 he served as chief financial officer of Shadow Broadcast Services, a multi location media organization that was ultimately sold to a publicly traded component of a major broadcast network. Mr. McDevitt was a director of Mercy Health Corporation and was employed by it from 1992-1997, serving as the sole financial executive in the non acute care divisions of the company, delivering all aspects of its financial and operation management including the design and implementation of internal controls for multiple physician specialty practices, for profit corporations and not for profit corporations. He was the chief financial officer of Fairfield Group, Inc. from 1990 -1992, a large broker dealer and financial services firm, responsible for its administrative management, including audits, budgets, taxes, treasury and banking relationships and associated regulatory filings with the SEC, IRS, NASD and SIPC. Mr. McDevitt began his professional career as a certified public accountant with Coopers & Lybrand, where he served as a staff auditor from 1982-1986 and as a Manager from 1987-1990. He is a graduate of St. Joseph’s University, with a B.S. in Accounting.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of August 31, 2007 Mr. Darin McAreavey has announced that he will resign as the senior vice president of finance and chief financial officer of the Company to pursue other interests and that he will assist the Company in transitioning of his functions. Mr. Jim McDevitt has been appointed to the offices of senior vice president-finance, CFO, secretary and treasurer, with the resignation of Mr. McAreavey accepted effective September 5, 2007.

Item 9.01 Financial Statements and Exhibits

(b) Exhibits

99.1 Press Release announcing events referenced in this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL GROWTH SYSTEMS, INC.

Date: September 6, 2007	By:	/s/ Patrick C. Shutt
Patrick C. Shutt
Title: CEO